UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2025

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Dublin Landings, North Wall Quay Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, at the 2025 Annual General Meeting of Shareholders (the “2025 Annual General Meeting”) of Adient plc (“Adient”) held on March 11, 2025, the shareholders of Adient approved the Adient plc 2021 Omnibus Incentive Plan, as Amended and Restated effective as of March 11, 2025 (the “Amended Plan”) to increase the maximum ordinary shares authorized to be issued under the Amended Plan by 3,331,000 ordinary shares for a total of 4,931,000 ordinary shares.

The Amended Plan authorizes the grant of cash-based and equity-based incentive awards to eligible participants, including officers, other employees, consultants, advisors and directors. The Amended Plan is administered by Adient’s Human Capital and Compensation Committee or by the full Board of Directors.

For further information on the terms of potential awards and the other provisions of the Amended Plan, see the text of the Amended Plan. The description above is qualified by reference to the text of the Amended Plan, which is filed as Appendix A to Adient’s definitive proxy statement for the 2025 Annual General Meeting and incorporated herein by reference as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Adient held its 2025 Annual General Meeting on March 11, 2025. The independent inspector of elections for the 2025 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at such meeting, certifying on March 11, 2025 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2026, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Julie L. Bushman	72,684,308	882,145	143,529	3,608,343
Peter H. Carlin	72,648,901	925,669	135,412	3,608,343
Jerome J. Dorlack	73,169,516	491,056	49,410	3,608,343
Jodi E. Eddy	72,648,434	918,227	143,321	3,608,343
Richard Goodman	72,595,905	981,136	132,941	3,608,343
José M. Gutiérrez	72,717,327	846,542	146,113	3,608,343
Frederick A. Henderson	73,315,918	325,165	68,899	3,608,343
Barb J. Samardzich	72,308,891	1,254,849	146,242	3,608,343

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2025 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
75,843,844	1,393,928	80,553

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
69,581,353	4,061,410	67,219	3,608,343

Proposal Four:

Adient’s shareholders approved the adoption of the Amended Plan by the following vote:

For	Against	Abstain	Broker Non-Vote
71,451,894	2,182,739	75,349	3,608,343

Proposal Five:

Adient’s shareholders approved the renewal of the Board of Directors’ authority to issue shares under Irish law by the following vote:

For	Against	Abstain
76,264,961	995,497	57,867

Proposal Six:

Adient’s shareholders approved the renewal of the Board of Directors’ authority to opt-out of statutory preemption rights under Irish law by the following vote:

For	Against	Abstain
75,598,117	1,645,501	74,707

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description

10.1
Adient plc 2021 Omnibus Incentive Plan, as Amended and Restated effective as of March 11, 2025 (incorporated by reference to Annex A of Adient’s Definitive Proxy Statement on Schedule 14A filed on January 22, 2025 for the Adient plc 2025 annual general meeting of shareholders held March 11, 2025) (File No. 001-37757).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 14, 2025	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary